UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 9, 2015

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Amendment and Restatement of Existing Revolving Credit Facility

HNI Corporation (the "Corporation") has amended its credit facility to reduce the interest rate, increase its maximum consolidated leverage ratio and extend the term of its credit facility.

The Corporation, certain domestic subsidiaries of the Corporation, the lenders and Wells Fargo Bank, National Association, as administrative agent, entered into a Second Amended and Restated Credit Agreement (the "Credit Agreement") on June 9, 2015.  The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of September 28, 2011 (the "Existing Facility"), a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed on October 3, 2011.

Under the Credit Agreement, the Corporation maintained its borrowing capacity of $250,000,000 and has the option to increase its borrowing capacity by an additional $150,000,000, up from $100,000,000 under the Existing Facility.  The Corporation also extended the term to the earlier of (i) June 9, 2020 or (ii) a date 90 days prior to the maturity date of the Corporation's senior notes (April 6, 2016), subject to certain exceptions.

The Corporation effectively decreased interest payable under the Credit Agreement by reducing the percentage spread applicable to both alternate base rate and traditional LIBOR (a publicly published rate) revolving loans.  Under the Credit Agreement, the percentage spread for traditional LIBOR loans ranges from 1.00% to 1.75%, a reduction of 0.25% to 0.50% from the percentage spread under the Existing Facility.  Under the Credit Agreement, the percentage spread for alternate base rate loans ranges from 0.00% to 0.75%, a reduction of 0.25% to 0.50% from the percentage spread under the Existing Facility.  The Corporation also effectively decreased the quarterly commitment fee payable under the Credit Agreement by decreasing the rate range from 0.20% - 0.40% to 0.15% - 0.25% depending on the Corporation's consolidated leverage ratio.

The Corporation increased the limit under the Credit Agreement on its consolidated leverage ratio to 3.5 to 1.0 from 3.0 to 1.0 under the Existing Facility.  The Credit Agreement also contains customary affirmative and negative covenants, events of default and acceleration provisions for credit facilities of this type.  The covenants permit the Corporation to use proceeds of the loans to provide for the working capital and general corporate requirements of the Corporation, including acquisitions, payment of dividends and stock repurchases.  All other material terms and conditions of the Credit Agreement remain unchanged from the Existing Facility.

Some of the lenders or their affiliates perform commercial banking, investment banking, underwriting and other financial advisory services for the Corporation, for which they receive customary compensation.

The foregoing description of the Credit Agreement and related matters is only a summary and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

The following exhibit relating to Item 1.01 is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, including all schedules and exhibits, dated as of June 9, 2015, by and among HNI Corporation, as borrower, certain domestic subsidiaries of HNI Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date:	June 12, 2015	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, including all schedules and exhibits, dated as of June 9, 2015, by and among HNI Corporation, as borrower, certain domestic subsidiaries of HNI Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association, as administrative agent